UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported):  December 15, 2005




                             CoolSavings, Inc.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




   Delaware                    000-30199                 36-4462895
---------------               -------------           -----------------
(State or other               (Commission             (IRS Employer
jurisdiction of               File Number)            Identification No.)
incorporation or
organization)




          360 North Michigan Ave., 19th Floor, Chicago, IL 60601
          ------------------------------------------------------
           (Address of principal executive offices and zip code)




    Registrant's telephone number, including area code:  (312) 224-5000




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]      Written communications pursuant to Rule 425 under the
            Securities Act (17 CFR 230.425)

  [  ]      Soliciting material pursuant to Rule 14a-12 under the
            Exchange Act (17 CFR 240.14a-12)

  [  ]      Pre-commencement communications pursuant to Rule 14d-2(b)
            under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]      Pre-commencement communications pursuant to Rule 13e-4(c)
            under the Exchange Act (17 CFR 240.13e-4(c))



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


ITEM 8.01  OTHER EVENTS

      On December 15, 2005, Landmark Communications, Inc. ("Landmark") completed the short-form merger (the "Merger") of CSAV Holdings, Inc. ("Holdings"), a wholly-owned indirect subsidiary of Landmark, with and into CoolSavings, Inc. (the "Company"), with the Company being the surviving corporation. Each outstanding share of the Company's common stock, par value $0.001 per share (the "Shares") (other than Shares held by Holdings and the unaffiliated public stockholders, if any, who properly exercise their dissenters' statutory appraisal rights under the Delaware General Corporation Law), was canceled and converted into the right to receive $0.80 in cash, without interest. Former shareholders of the Company whose Shares were canceled in the Merger are entitled to receive $0.80 cash for each Share owned at the time of the Merger. As a result of the Merger, the Company has filed a Form 15 with the Securities and Exchange Commission certifying that its common stock is held of record by less than 300 persons. Accordingly, the Shares will no longer be eligible to be quoted on the OTC Bulletin Board.




















































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


                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COOLSAVINGS, INC.



                                    By:   /s/ David B. Arney
                                          ------------------------------
                                          David B. Arney
                                          Chief Financial Officer





Dated:  December 15, 2005
















































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